Computation of Ratios
                             (Dollars in Thousands)

                                                                            Year Ended December 31,
                                              ---------------------------------------------------------------------

                                               1992         1993       1994        1995        1996         1997
                                               ----         ----       ----        ----        ----         ----
Earnings:
Earnings before income taxes and
extraordinary items and cumulative effect
of accounting change                          $  2,093    $    910    $  1,775    $    551    ($   116)    ($ 9,217)
    Fixed Charges                                4,936       4,753       5,604       6,512       8,596       11,111
                                              --------    --------    --------    --------    --------     --------
Earnings ("E")                                $  7,029    $  5,663    $  7,379    $  7,063    $  8,480     $  1,894
                                              ========    ========    ========    ========    ========     ========

Fixed Charges:
    Interest Expense                             4,278       4,016       4,946       5,978       7,553       10,299
    Preferred Dividends Requirements                65         195         325         262         592          592
    Imputed interest on operating lease
      obligations expense interest                 593         542         333         272         452          221
                                              --------    --------    --------    --------    --------     --------

Fixed charges ("FC")                          $  4,936    $  4,753    $  5,604    $  6,512    $  8,596     $ 11,111
                                              ========    ========    ========    ========    ========     ========


Ratio of earnings to fixed charges (E/FC)         1.42        1.19        1.32        1.08        0.99         0.17
                                              ========    ========    ========    ========    ========     ========

Deficiency of earnings available to cover
   fixed charges                                   N/A         N/A         N/A         N/A    ($   116)    ($ 9,217)
                                              ========    ========    ========    ========    ========     ========